Exhibit 10.4

                      AMR CORPORATION
             2004 DIRECTORS UNIT INCENTIVE PLAN


1.   Purposes

     The purposes of this AMR Corporation 2004 Directors Unit Incentive Plan (the "Plan") are to enable AMR Corporation (the "Company") to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing the directors with an interest in the economic well-being of the Company as evidenced by the price of the Company's Common Stock.

2.   Definitions

     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the other.

     (a) "Award" shall mean any Unit awarded under the Plan.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c)   "Code"  shall mean the Internal Revenue  Code  of
1986, as amended.

     (d) "Common Stock" shall mean the common stock of the Company, par value $1.00, any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

     (e) "Unit" shall mean a contractual right to receive a cash payment equal to the Fair Market Value of one Share at the time and subject to the conditions set forth in Section
6.

     (f) "Eligible Director" shall mean a director of the Company who is not an officer or employee of the Company or any of its subsidiaries.

     (g) "Fair Market Value" as of any given date shall mean the mean between the highest and lowest quoted selling prices, regular way, of a Share on the New York Stock Exchange on such date or, if no Shares are sold on such date, on the last preceding business day on which any such sale was reported.

     (h)  "Share" shall mean a share of Common Stock.

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3.   Effective Date

     The effective date of the Plan shall be May 20, 2004.

4.   Administration

     (a) Powers of the Board. This Plan shall be administered by the Nominating/Corporate Governance Committee, a
standing committee of the Board, or its successor (the Committee). These administrative duties include, by way of example: the full authority to interpret this Plan; to establish, amend and rescind rules for carrying out this Plan; to administer  this Plan; and to make all other  determinations and to take such steps in connection with this Plan as the Committee, in its discretion, deems necessary or desirable. Notwithstanding the first sentence of this Section 4(a), at any time the Board may, by a majority vote of its members, assume the foregoing administrative duties as to the Plan.
In   the  event  the  Board  determines  to  so  assume  the
administrative  duties as to the Plan,  references  in  this
Plan   to  the  Committee,  shall  thereafter  be  read   as
references to the Board.

     (b)    Delegation.   The  Corporate  Secretary  of  the
Company  and  any  other officer  designated  by  the  Chief
Executive   Officer  will  assist  the  Committee   in   the
administration of this Plan.

     (c) Agents and Indemnification. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and  may rely upon any opinion received from any such counsel or consultant or agent. No member or former member of the Committee or the Corporate Secretary or any other officer designated pursuant to Section 4(b) shall be liable for any action or determination made in good faith with respect to
this  Plan.   To the maximum extent permitted by  applicable
law and the Company's Certificate of Incorporation and By-Laws, each member or former member of the Committee or the Corporate Secretary or any other officer designated pursuant to  Section  4(b) shall be indemnified and held harmless  by the  Company against any cost or expense (including  counsel fees) or liability (including any sum paid in settlement  of a  claim with the approval of the Company) arising from  any act  or omission to act in connection with this Plan, unless
arising  from  such person's own fraud or bad  faith.   Such
indemnification shall be in addition to any rights of indemnification the person may have as a director or officer under the Company's Certificate of Incorporation or By-Laws. Expenses incurred by the Committee in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5.   Units; Adjustment Upon Certain Events

     (a) Units Available. The aggregate number of Units that may be issued under this Plan shall not exceed 500,000
Units, except as provided in Section 5(c).

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     (b)   No  Limit on Corporate Action.  The existence  of
this Plan and the Units granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its
assets   or  business,  or  any  other  corporate   act   or
proceeding.

     (c) Recapitalization and Similar Events. The Units awarded pursuant to the Plan derive their value by reference to Shares of Common Stock as presently constituted, but if and whenever the Company shall effect a subdivision, recapitalization or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration, the number and kind of Units to be awarded under Section 6 and the aggregate number of Units previously awarded but not yet paid in cash shall be proportionately adjusted.

     (d) No Adjustment If Value Received. Except as here inbefore expressly provided, the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units to be awarded to a Participant pursuant to Section 6.

6.   Unit Awards

     (a) Awards to Eligible Directors. On the first busi ness day after each annual meeting of stockholders of the Company occurring during the term of the Plan, each Eligible Director shall receive an award of Units as follows: For Eligible Directors first elected to the Board prior to May 15, 1996, 1422 Units. For Eligible Directors first elected to the Board after May 15, 1996, 2133 Units.

     (b) Distribution of Shares. An Eligible Director who ceases to be a member of the Board (or, in the case of a deceased Eligible Director, the beneficiary or beneficiaries of the Eligible Director) shall receive a cash payment equal to the Fair Market Value of one Share for each of the Eligible Director's Units held by him or her on the date he or she ceased to be a member of the Board. The Fair Market Value shall be determined as of the date the Eligible Director ceases to be a member of the Board and the cash payment contemplated by this Section 6(b) will be made within 30 days of the Directors cessation of service on the Board.


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7.   Non-transferability of Awards

     No Award shall be transferable by the Eligible Director otherwise than by will or under the applicable laws of descent and distribution prior to the time the cash payment is made under Section 6(b). During the period prior to such payment, such Award shall not be sold, assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to sell, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

8.   Rights as a Stockholder

     An Eligible Director shall have no rights as a stock holder with respect to any Units.

9.   Determinations

     Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the
Committee shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Director and their respective heirs, executors, administrators, personal representatives and other successors in interest.

10.  Termination, Amendment and Modification

     (a) Termination and Amendment. This Plan shall terminate at the close of business on May 20, 2024, unless sooner terminated by action of the stockholders of the Company, and no Awards shall be granted under this Plan thereafter.

     (b) No Effect on Existing Rights. Except as required by law, no termination, amendment or modification of this Plan may, without the consent of an Eligible Director or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award.

11.  Non-Exclusivity

     The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may, in its discretion, deem desirable.


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12.  General Provisions

     (a) No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company, provided that each Eligible Director by accepting each Award shall represent to the Company that it is his/her good faith intention to continue to serve as a director of the Company until the next annual meeting of stockholders and that he/she intends to do so unless a change in circumstances arises.

     (b) No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director. To the extent that any Eligible Director or his executor, administrator, or other personal represen tative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (c) Notices. Each Eligible Director shall be responsible for furnishing the Corporate Secretary with the current and proper address for the mailing of notices and payments in respect of Units. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

     (d) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or un-enforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

     (e) Incapacity. Any benefit payable to or for the benefit of an incompetent person or other person incapable of acknowledging such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.


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     (f)   Headings and Captions.  The headings and captions
herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.
     (g) Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Texas.



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